UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 24, 2010

Date of earliest event reported: August 20, 2010

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 19 Ardee Business Park

Hale Street

Ardee, Co. Louth, Ireland

(Address of principal executive offices, including zip code)

+353 41 685 6983

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Amendment to Credit Agreement

On August 20, 2010, Warner Chilcott Holdings Company III, Limited (“Holdings”), WC Luxco S.à r.l., Warner Chilcott Corporation and Warner Chilcott Company, LLC (collectively, the “Borrowers”), each an indirect subsidiary of Warner Chilcott plc (the “Company”), executed Amendment No. 2 (“Amendment No. 2”) to the Credit Agreement (the “Credit Agreement”), dated October 30, 2009 (as amended by that certain Amendment No. 1, dated December 16, 2009), with certain lenders party thereto and Credit Suisse AG, Cayman Islands Branch as administrative agent for the lenders (as amended, the “Amended Credit Agreement”), pursuant to which the lenders provided new term loans.

Pursuant to Amendment No. 2, the Borrowers incurred an additional $1.5 billion aggregate principal amount of new term loans which, together with the proceeds from the Notes (defined below), will be used to fund the payment of the Dividend (defined below) and related fees and expenses. The new term loan facilities are comprised of a $480 million Term Loan A maturing on August 20, 2014 and bearing interest at LIBOR plus 4.25% and a $1.02 billion Term Loan B maturing on February 20, 2016 and bearing interest at LIBOR plus 4.25%, with a LIBOR floor of 2.25%. The applicable interest rates on the existing Term Loans A and B were each increased by 0.5%. The existing Term Loan A will now bear interest at LIBOR plus 3.75%, with a LIBOR floor of 2.25%, and the existing Term Loan B will now bear interest at LIBOR plus 4.00%, with a LIBOR floor of 2.25%. The applicable interest rate on loans under the revolving credit facility was increased by 0.25%. Loans under the revolving credit facility will now bear interest at LIBOR plus 3.75%, with a LIBOR floor of 2.25%. The Borrowers will also pay fees on letters of credit issued under the Amended Credit Agreement at a rate equal to the new LIBOR margin applicable to the loans under the revolving credit facility.

Loans under the new Term A facility amortize quarterly in an aggregate annual amount equal to a percentage of the original principal amount of the new Term A facility as follows: (i) 10% during each of the first two years after funding, (ii) 15% during the third year after funding, and (iii) 65% during the final year. Loans under the new Term B facility amortize quarterly in an aggregate annual amount equal to 1% of the original principal amount of the applicable facility, with the balance payable at maturity.

In addition, as a result of Amendment No. 2, the existing Term A Loans and both the new and existing Term B Loans are now subject to a one-year “soft call” provision pursuant to which the Company is required to pay a 1.00% premium or fee on any portion of such Term Loans that are amended to reduce the total yield thereon or that are refinanced with indebtedness having a lower total yield.

Amendment No. 2 also effected certain other amendments to the Credit Agreement, including to permit the incurrence of the new Term Loans and the issuance of the Notes referred to below, to permit the payment of the Dividend and to amend the financial covenants discussed below.

The terms of Amendment No. 2 require the Company and its subsidiaries (on a consolidated basis and subject to certain exceptions) to meet the following financial tests over the term of the new Term Loans:

•	maintenance of maximum funded indebtedness to consolidated EBITDA of not more than 4.75 to 1, initially, decreasing to 2.75 to 1 over time; and
•	maintenance of minimum consolidated EBITDA to consolidated interest charges of 2.50 to 1, initially, increasing to 3.00 to 1 over time.

Certain of the lenders under the Amended Credit Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions. Affiliates of Credit Suisse and JPMorgan Chase Bank, N.A. are shareholders of the Company. Relationships and transactions with such shareholders and their affiliates are described in the Company’s Definitive Proxy Statement filed on April 9, 2010.

The foregoing does not constitute a complete summary of the terms of the Amended Credit Agreement and reference is made to the complete text of Amendment No. 2, which is filed as Exhibit 10.1 to this Current Report on

Form 8-K, the Credit Agreement, which is filed as Exhibit 10.55 to the Company’s Annual Report on Form 10-K filed on March 1, 2010, and Amendment No. 1, which is filed as Exhibit 10.56 to the Company’s Annual Report on Form 10-K filed on March 1, 2010.

Indenture

On August 20, 2010, the Company and certain of the Company’s subsidiaries entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, as trustee, in connection with the issuance by Warner Chilcott Company, LLC and Warner Chilcott Finance LLC (together, the “Issuers”) of $750,000,000 aggregate principal amount of 7 3/4% senior notes due 2018 (the “Notes”). The Notes are unsecured senior obligations of the Issuers, guaranteed on a senior basis by the Company and its subsidiaries that guarantee obligations under the Company’s Amended Credit Agreement, subject to certain exceptions. The Notes will mature on September 15, 2018.  Interest on the Notes will be payable on March 15 and September 15 of each year, beginning on March 15, 2011.

The Indenture contains restrictive covenants that limit, among other things, the ability of Holdings, and certain of Holding’s subsidiaries, to incur additional indebtedness, pay dividends and make distributions on common and preferred stock, repurchase senior and subordinated notes and common and preferred stock, make other restricted payments, make investments, sell certain assets, incur liens, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets and enter into certain transactions with affiliates. The Indenture also contains customary events of default which would permit the holders of the Notes to declare those Notes to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely payments on the Notes or other material indebtedness, the failure to satisfy covenants, and specified events of bankruptcy and insolvency.

The foregoing does not constitute a complete summary of the terms of the Indenture and reference is made to the complete text of the Indenture, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation of a Registrant

The information set forth above in Item 1.01 is incorporated by reference in this Item 2.03.

Item 8.01 Other Events

On August 20, 2010, the Company issued a press release announcing, among other things, the declaration of a special cash dividend of $8.50 per share (the “Dividend”). The Dividend is payable on September 8, 2010 to shareholders of record as of the close of business on August 30, 2010. A copy of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 is furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Amendment No. 2 to Credit Agreement, dated as of August 20, 2010, among WC Luxco S.à r.l., Warner Chilcott Corporation and Warner Chilcott Company, LLC, as borrowers, the guarantors named therein, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch as agent for the lenders.

Exhibit 10.2	Indenture, dated as of August 20, 2010 between Warner Chilcott Company, LLC, Warner Chilcott Finance LLC, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

Exhibit 99.1	Press release issued August 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/s/ Paul Herendeen
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: August 24, 2010